UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2026

Oak Woods Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41664	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Roswell Drive, Nepean, Ontario,

K2J 0H5, Canada

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (+1) 403-561-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, one Right and one Redeemable Warrant	OAKUU	No Current Exchange Listing

Class A Ordinary Shares, par value $0.0001 per share	OAKU	No Current Exchange Listing

Rights, each right entitling the holder to one-sixth of one Class A Ordinary Share	OAKUR	No Current Exchange Listing

Warrants, each warrant exercisable for one Class A Ordinary Share for $11.50 per share	OAKUW	No Current Exchange Listing

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 11, 2023, Oak Woods Acquisition Corporation, a Cayman Islands exempted company (the “Company” or “OAKU”), entered into a Merger Agreement and Plan of Reorganization, as thereafter amended from time to time (collectively, the “Merger Agreement”) with Huajin (China) Holdings Limited, a Cayman Islands exempted holding company (“Huajin”), Xuehong Li, as the Shareholders’ Representative, and Oak Woods Merger Sub Inc., a Cayman Islands exempted company and wholly-owned subsidiary of OAKU (“Merger Sub”), pursuant to which Merger Sub would merge with and into Huajin, with Huajin surviving as a wholly-owned subsidiary of OAKU (the “Business Combination”).

On March 15, 2026, the Company and the other parties to the Merger Agreement reached a settlement agreement that permits the termination the Merger Agreement and termination of the proxy solicitation in relation thereto in accordance with its terms. The Company and Huajin therafter promptly agreed to delay the effectiveness of the agreement. Upon further confirmation from Huajin as of April 16, 2026, Huajin and the Company directed the Company’s counsel to give effect to the termination of merger agreement and revocation of its public proxy materials and registration statement in relation to the Business Combination. No fees or other penalties are to be paid by either party in conjunction with the settlement agreement.

Item 8.01 Other Events.

Revocation of Registration Statement and Proxy Statement.

In connection with the proposed Business Combination, the Company previously filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (Registration No. 333-280240) on June 14, 2024 (as so amended, the “Registration Statement”), which included a preliminary proxy statement/prospectus of the Company relating to, among other things, the solicitation of proxies from the Company’s shareholders to approve the Merger Agreement and the Business Combination and the registration of ordinary shares of the Company with Huajin (at the time of the closing of the Business Combination) to be issued in connection therewith.

As a result of the termination of the Merger Agreement described in Item 1.02 above, the Company has determined to revoke the Registration Statement and the related proxy solicitation.

Accordingly, the Company does not intend to (i) request that the SEC declare the Registration Statement effective, (ii) file a definitive proxy statement/prospectus in connection with the matters contemplated by the Registration Statement, (iii) hold the extraordinary general meeting of shareholders previously contemplated by the preliminary proxy statement/prospectus included in the Registration Statement with respect to Huajin, or (iv) solicit proxies from its shareholders with respect to the Business Combination or any related proposals with respect to Huajin.

Contemporaneously with the filing of this Current Report on Form 8-K, the Company is filing with the SEC an application on Form RW to withdraw the Registration Statement (File No. 333-280240) and the related proxy solicitation pursuant to Rule 477 under the Securities Act of 1933, as amended (the “Form RW”).

The Company has directed its counsel to prepare the necessary proxy soliciation materials to permit investors in its Class A Ordinary Shares to redeem concurrently with a prospective extension solicitation to be filed by the Company and expects those filings to be promptly forthcoming.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward Looking Statements

This disclosure contains statements that constitute “forward-looking statements,” including statements regarding the Company’s ability to complete a proxy soliciation to extend the date of its business combination, and with respect to its intention to complete a business combination and thereafter meet initial listing standards of Nasdaq. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed or implied by such statements. The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release, except as required by law. There can be no assurance that the Company will be able to obtain shareholder approval for any such extension, that the Company will be able to complete a business combination within any extended period, or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2026

OAK WOODS ACQUISITION CORPORATION

By:	/s/ Lixin Zheng
Name:	Lixin Zheng
Title:	Chief Executive Officer

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